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                                                                    EXHIBIT 99.1

                                 CERTIFICATE OF
                           DAWSON GEOPHYSICAL COMPANY
                  AS TO PAYMENT OF ADDITIONAL REGISTRATION FEE


     Dawson Geophysical Company (the "Registrant") hereby certifies to the Securities and Exchange Commission (the "Commission") that on November 17, 1997:

     (i) The Registrant has instructed its wiring service to wire transfer to the Commission the requisite filing fee of $1,045.45 due in connection with the filing of its Registration Statement with the Commission on November 17, 1997 pursuant to Rule 462(b) under the Securities Act of 1933, as amended;

     (ii)   The Registrant will not revoke such instructions; and

     (iii) The Registrant has sufficient funds in the account from which the wire transfer will originate to cover the amount of the filing fee.

     The Registrant hereby undertakes to confirm on November 18, 1997 that its wiring service has received such instructions.

                                        DAWSON GEOPHYSICAL COMPANY


                                        By:  /s/ L. DECKER DAWSON
                                            ---------------------------------
                                            L. Decker Dawson
                                            President